Exhibit 99.1

Double Eagle Petroleum Co. Strength Growth Opportunity

2 Disclaimer This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Effective for the Company's December 31, 2009 Form 10-K, SEC guidelines were changed to also allow for disclosure of "probable" and "possible" reserves. We have used these terms in this presentation. Investors are urged to consider closely the disclosure in our 2009 Form 10-K, File No. 1-33571, available from us at Double Eagle Petroleum, 1675 Broadway, Suite 2200, Denver, Colorado 80202, Attn Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC- 0330.

3 Historical Highlights Low cost growth through the drill bitF&D Costs average $1.00 to $1.50 per Mcfe;Production Costs, including taxes--$1.48 per Mcfe at June 30, 2010;G&A Costs equals ~11% of revenues; lowest among peer group with revenues < $140 million We have been able to consistently grow proved developed reserves as a result of our large inventory of drilling locations as well as converting our probable reserves to proved reserves 2003-2008 Prepared by Netherland, Sewell & Associates, Inc. as of December 31 for each respective year.

Double Eagle Petroleum Co. Pinedale Anticline--Interest in over 130 wells--20% of proved reserves--Operated by QEP Madden Deep--40+ years of reserves--Operated by Conoco Phillips Atlantic Rim CBM--250 producing CBM wells--70% of proved reserves--Catalina Unit Company operated--Other units operated by Anadarko

Double Eagle Petroleum Co. Double Eagle Petroleum Co. Pinedale Anticline--350+ future potential wells Atlantic Rim CBM--620+ future drilling locations in 3 productive units Midstream Pipeline--12 miles of transportation assets--20% utilized

Double Eagle Petroleum Co. Double Eagle Petroleum Co. Atlantic Rim CBM--620+ future drilling locations in 3 productive units Midstream Pipeline--12 miles of transportation assets--20% utilized Table Top Unit--Exploratory well with 2-3 TCF potential Niobrara Shale Play--93,000 gross, 70,000 net acres

Developing Exploration Potential

Niobrara Formation

- Niobrara Shale is up and coming play. Potentially similar to Bakken, Barnett or Marcellus;
- Established production history in Niobrara throughout Rockies in vertical wells; now being drilled using modern horizontal drilling and completion techniques;
- Current horizontal activity in DJ Basin and Southern Powder River Basins 200 miles east of Atlantic Rim area, including EOG, Kerr-McGee, St. Mary Land, Whiting
- Atlantic Rim area has established commercial Niobrara production, using traditional drilling and completion techniques;
- Double Eagle owns over 93,000 gross and 70,000 net

Table Top Unit

- Filed for EIS review with USFS; RFP for full-field development study have been issued
- Assessing need for additional seismic work; to be performed 2011
- Potential 2-3 TCF target

7

8 NIOBRARA SHALE PROJECT Atlantic Rim ESPY SIERRA MADRE Source; Scotia Waterous

Existing Quality Projects

Major Projects

- **Atlantic Rim**
  - Catalina (Operated by Double Eagle Petroleum)
  - Sun Dog (Operated by Anadarko)
  - Doty Mountain (Operated by Anadarko)
  - Development began in mid-2007
  - Currently the 25th largest gas producing field in Wyoming (a)
  - Double Eagle is 12th largest coal bed methane producer in Wyoming (a)
  - Represents 75% (b) of Company production and 70% of proved reserves
- **Pinedale Anticline** (Operated by QEP)
  - The Pinedale Anticline is the 2nd largest gas producing field in Wyoming (a)
  - Represents 21% (b) of the Company's production and 20% of proved reserves
- **Midstream Assets**

Other Projects

- **Madden Deep** (Operated by Conoco/Phillips)
- **Niobrara** (Operated by Double Eagle Petroleum)
- **Table Top Unit in Utah** (Operated by Double Eagle Petroleum)
- **Whiskey Buttes** (Operated by BP)


3
2
1

LEGEND

1. Atlantic Rim
2. Pinedale Anticline
3. Madden Deep

a) Per the Rocky Mountain Oil Journal—April 2009

b) As of June 30, 2010

9

The Atlantic Rim

Historical drilling activity

- **Catalina Unit**
  - 14 new production wells drilled through 2004 (pre EIS)
  - 33 new production wells drilled in 2007
  - 23 new production wells drilled in 2008
  - 20 wells added to production in 2009
  - Well enhancements and production improvements
- **Sun Dog Unit**
  - 14 new wells drilled through 2005
  - 34 new production wells drilled in 2007
  - 66 new production drilled in 2008
  - Completion of previously drilled wells-20 wells added 2009
  - Well enhancements and improvement
- **Doty Mountain Unit**
  - 24 new producing wells in 2004
  - 36 new wells drilled in 2007/2008
  - Well enhancements and improvement

2010 Activity

- Participation in 10+ new wells in Sun Dog/ Doty Mnt Units
- Analysis of Catalina Unit reservoir study will provide timing and extent of drilling in 2010
- Reconfiguration of Catalina Unit Compression

2011 Anticipated Activity

- Participation in up to 75 new wells in Atlantic Rim
- Potential of 1-6 Niobrara test wells



17N/92W
17N/91W
Doty Mtn Unit
16N/92W
16N/91W
Catalina Unit
Sun Dog Unit
Mesaverde Outcrop
Brown Cow Unit
2008-2009 WELLS
D POD WELLS
E POD WELLS
F POD WELLS
G POD WELLS
H POD WELLS
I POD WELLS
Double Eagle Petroleum
Catalina Unit

10

Other Significant Assets

PINEDALE ANTICLINE NON-OPERATED

- QEP Operated Properties
- Interests in over 130 wells
- Currently participating in 16 new wells; to be completed in 2010
- 350+ Potential future locations
- Double Eagle Interests: 6-12.5% WI

MIDSTREAM INFRASTRUCTURE

- Growing source of fee-based revenue that is independent of gas prices
- Connects Catalina Unit to interstate pipeline
- 100% owned by Double Eagle
- 125 MMcf/d capacity; currently at 25 Mmcf/d
- Easy tie-in to third party production
- Own permits to extend north to additional distribution pipelines
- Low cost of operations
- Assures transportation out of Catalina Unit for future development volumes

11

12 Value Proposition (a) Excludes any value for pipeline assets, probable and possible reserves.

Corporate Profile Market Cap ~ $45 Million (a)Enterprise Value ~ $117 Million (a)Proved Reserve Base (d)114.2 Bcfe Proved Reserves using year-end pricing $229.7 Million PV-10 97% Gas 65% Proved Developed Production24.7 Mmcfe/d (b)2010--76% hedged; avg. prices from $4.39-$6.192011--56% hedged; avg. prices from $5.83-$7.80Acreage Total-- 359,830 gross (114,369 net) acres (c) Shares based on closing price of $4.08 and 11.1 million shares outstanding as of September 08, 2010 For the quarter ended June 30, 2010As of December 31, 2009Based upon year end spot price of $5.54 per MMbtu and $76.00 per Bbl 13 LEGENDAtlantic Rim2. Pinedale Anticline3. Madden Deep

Double Eagle Petroleum Co. Double Eagle Petroleum Co. Atlantic Rim CBM--620+ future drilling locations in 3 productive units Midstream Pipeline--12 miles of transportation assets--20% utilized

Q&A